Exhibit 99.(d)(1)

Number	Shares
CUSIP [ ]

SEE REVERSE FOR IMPORTANT NOTICE

THE THAI CAPITAL FUND, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF 1.00% REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $5.00 PER SHARE, $0.01 PAR VALUE PER SHARE, OF THE THAI CAPITAL FUND, INC. (the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended and supplemented, of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Secretary	President

Countersigned and Registered:

American Stock Transfer & Trust Company, LLC
Transfer Agent and Registrar

THE THAI CAPITAL FUND, INC.

IMPORTANT NOTICE

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act of (State)
TEN ENT	-as tenants by the entireties

JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received,                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

Shares of the 1.00% Redeemable Preferred Stock, $0.01 par value per share, of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint                                         attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue. Such request must be made to the Secretary of the Corporation at its principal office.